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                                                                   Exhibit 10.28

                         CONTRACT FOR PAYROLL SERVICES

This Contract for Payroll Services is dated December 15, 1999, by and between Pay Systems of America, Incorporated ("Provider") with offices located at 1321 Murfreesboro Road, Suite 100, Nashville, Tennessee 37217 and Towne Services, Incorporated ("Towne") with offices located at 3950 Johns Creek Court, Suite 100, Suwanee, GA 30024.

MARKETING

Towne will be responsible for marketing the Provider payroll program to existing and potential new customers. Once a customer of Towne decides to use Provider's payroll program, Towne will be responsible for collecting the pertinent information required by Provider before starting on our service. Once received, Provider will set-up the new company on Provider's system; balance the all-important earnings, deductions, and taxes; and contact the client to schedule the first payroll production run. Provider requires 2 days to review and set-up each company on our system.

TRAINING

Towne will make available all sales representatives who will be responsible for marketing payroll services for 2 consecutive days of training and instruction in marketing Providers payroll service. Such training shall be given at a site determined by Provider between 9:00 a.m., and 5:00 p.m., Central Standard Time, on mutually agreeable dates following the signature of this document by both parties. Towne shall bear its own costs and expenses incurred in attending such training, including without limitation any travel, housing or food expenses. As an alternative, Towne may have its training coordinator(s) attend the training session. The Towne training coordinators will then be responsible for training the Towne sales representatives.

Towne may obtain additional training on mutually agreeable dates at a location determined by Provider. Towne shall bear its own costs and expenses incurred in attending any such training, including without limitation any travel, housing or food expenses.

SERVICES TO BE PROVIDED

Provider agrees to provide payroll processing and other payroll related services, including customer service and support to Towne customers and/or Towne customer service representatives, as required by the customer and provided for in this Agreement. Any services required but not provided for in this Agreement should be agreed to in writing by both parties in an instrument similar to this document and attached hereto as addendum.

Besides electronic submission of customer billing information, Provider will submit to Towne electronic copies of all Customer Reports (or an electronic file of the data used to generate the reports) normally included in Provider's payroll services to customers, in a format mutually agreeable to both Towne and Provider.

PAYROLL PROCESSING FEES

Towne agrees to pay Provider such charges identified below under the title Pricing as and when such services are performed or provided to each Towne's Individual Customer. All such charges shall be due upon receipt of the invoice thereof. The invoice(s) will be delivered monthly to Towne in an electronic data file and paper invoice. Any fees or charges required
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to be made under this Agreement and not received by Provider within 30 days of the date when due shall be subject to interest charges at the lesser of one and one-half percent (1.5%) per month or the maximum interest rate permitted by applicable law.

                                             Pricing
Base Fee (per merchant)                      $4.00
Fee Per Pay (1 thru 25)                      $1.10
Fee Per Pay (26 thru 50)                     $0.95
P$ATax Service                               $4.50
Check Signature Creation                     No Charge
Check Insertion (Base)                       $2.00
  Check Insertion Per Check                  $0.07
Direct Deposit (ACH) - Base                  $3.00
  Direct Deposit (Per ACH Credit)            $0.08
InstaPay                                     No Charge to Customer
Delivery (Next Day)                          $6.50
New Hire Reporting                           $1.50
P$A PayTimer                                 $38.00 per month
Year-End Processing (Base)                   $10.00
  W-2s (Per W-2)                             $1.50

TERMS AND TERMINATION:
The term of this Agreement shall begin on the date of this Agreement hereof and continue for a period of three (3) years, unless terminated earlier by either party as provided in this Agreement.

This Agreement may be terminated by Provider if: (a) Towne fails to pay Provider any amount due hereunder within ten days of Provider's written notice to Towne of such failure; or (b) Towne makes an assignment of its assets for the benefit of its creditors; (c) Towne becomes insolvent; (d) Towne institutes proceedings for its full or partial liquidation or dissolution; (e) a trustee or receiver is appointed for Towne or any substantial part of its assets; (f) a voluntary or involuntary petition under the United States Bankruptcy Code or other similar law, whether state or federal, for the relief of debtors is filed and not discharged within 30 days.

This Agreement may be terminated by Towne if Provider fails to provide those services specified in this Agreement.
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Upon termination of this Agreement, all charges will be billed directly to
Towne's Individual Customers at the then current standard processing fees.

TERM OF THE INDIVIDUAL CUSTOMER AGREEMENT:
The Agreement between Provider and Towne's Individual Customers will be in full force and in effect until written notification from the Individual Customer.

PAY SYSTEMS OF AMERICA                  TOWNE SERVICES, INC.

MICHAEL DOBBS                           BRUCE F. LOWTHERS
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/s/ Michael Dobbs                       /s/ Bruce F. Lowthers
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Signature                               Signature

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President
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Title                                   Title

                                        CFO
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Date                                    Date

                                        December 15, 1999
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